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                                                                   Exhibit 23.1






                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Worlds.com Inc.



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 10, 2000, relating to the financial statements of Worlds.com Inc. (a development stage enterprise) which is contained in that Prospectus, as of December 31, 1998 and 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period April 8, 1997 (inception) to December 31, 1997 and the years ended December 31, 1998 and 1999. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                       /s/ BDO Seidman, LLP
                                       ------------------------
                                       BDO Seidman, LLP

New York, New York
April 24, 2000